EXHIBIT 99.(a)(1)(J)

FORM OF OPTION AGREEMENT

Stock Option Agreement

Pursuant To

The Hain Celestial Group, Inc.

[1994 / 2002] Long Term Incentive and Stock Award Plan

(A)	Optionee:	[ ]

(B)	Grant Date:	[ ]

(C)	Shares:	[ ]

(D)	Share Installments:	[# of shares] – [date]
	(Vesting Schedule)	[# of shares] – [date]

(E)	Expiration Date:	[ ]

(F)	Exercise Price:	$[ ]

(G)	Option Type:	[ ]

The Hain Celestial Group Inc. (“Company”) has granted you an option to purchase the number of shares of Common Stock shown in item (C) above (the “Optioned Shares”) at the Exercise Price per share shown in item (F) above. This option is subject to the terms of the Company’s [1994 / 2002] Long Term Incentive and Stock Award Plan (“Plan”) and to the terms and conditions set forth in this Stock Option Agreement under the Plan (“Agreement”).

The details of your option are as follows:

1.	Terms; Conditions:

The term of this option commences on the Grant Date shown in item (B) above and, except as provided in Section 4 hereof, expires at the close of business on the Expiration Date shown in item (E) above, which is 10 years from the Grant Date, except that an incentive option granted to any person owning more than 10 percent of the voting power of all classes of the Company’s stock shall not be exercisable after the expiration of five years from the date such option is granted.

The option price per share was determined by the Compensation Committee of the Board of Directors of the Company (“Committee”) at the time of grant, and was not less than the fair market value of the Common Stock of the Company on the date the option was granted (or as set forth in Section 7(b) below), as determined by the Committee.

2.	Transfer:

(a)

If this option is an incentive stock option, it may not be assigned or otherwise transferred in any manner other than by will or by the laws of descent and distribution (except pursuant to a beneficiary designation), and it may be exercised during your lifetime only by you.

(b)

Of the option is a nonqualified stock option, the option may be assigned or otherwise transferred only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board of Directors of the Company or any committee thereof; or (iii) by you to members of your “immediate family,” to a trust established for the exclusive benefit of solely one or more member of your “immediate family” and/or you. Any option held by transferee will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to the transfer, except that the option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means your children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brother and sisters), nieces, nephews, in-laws and relationships arising because of legal adoption.

3.	Exercise Schedule:

(a)	This option vests in accordance with Item D above.

(b)

Notwithstanding the foregoing, upon the occurrence of a sale by the Company to an unaffiliated third party of all or substantially all of the assets of the Company, an “Exercisability Event”, any portion of the option which is unexercisable on the date of such Exercisability Event shall become immediately exercisable pursuant to the terms provided herein.

4.	Accelerated Termination of Option Term:

The option term specified in Section 1 will terminate (and this option will cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

(a)

If prior to the Expiration Date of the option the employee shall for any reason whatever, other than (i) his authorized retirement as defined in (b) below, or (ii) his death, cease to be employed by the Company, any unexercised portion of the option granted shall automatically terminate;

(b)

If prior to the Expiration date, the employee shall (1) retire upon or after reaching the age which at the time of retirement is established as the normal retirement age for employees of the Company (such normal retirement age not being greater than 65 years) or (2) with the written consent of the Company retire prior to such age on account of physical or mental disability (such retirement pursuant to (1) or (2) being deemed an authorized retirement) any unexercised portion of the option shall expire at the end of three months after such authorized retirement, and during such three months period the employee may exercise all or any part of the then unexercised portion of the option; (3) if prior to the Expiration Date, the employee shall die (at a time when he is an employee of the Company or within three months after his authorized retirement), the legal representatives of his estate or a legatee or legatees shall have the privilege, for a period of six months after his death, of exercising all or any part of the then unexercised portion of the exercisable option and (4) if prior to the Expiration Date, your employment shall be terminated by the Company without “cause” (as defined below), any unexercised portion of the option vested as of the date of such termination shall expire at the end of three months after such termination, and during such three months’ period you may exercise all or any part of the then vested unexercised portion of the option. For purposes of this Agreement, the Company may terminate your employment for “cause” if it shall be determined, in good faith, that there has been continued gross neglect or material failure in the performance of your duties and obligations to the Company or willful and malicious misconduct on your part in connection with the performance of such duties; such misconduct shall include, but not be limited to, criminal acts, acts of malfeasance, dishonesty, or willful neglect in the performance of your duties or other acts that adversely effect the business of the Company. Nothing in (2),(3) or (4) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date.

(c)

For purposes of this Agreement, you will be deemed to be an employee of the Company for so long as you remain in the employ of the Company or one or more of its subsidiaries, and you will be deemed to be a consultant to the Company for so long as you are actively rendering consulting services on a periodic basis to the Company or one or more of its subsidiaries. Employees and consultants eligible to participate in the Plan will be so designated by the Committee. A corporation will be deemed to be a subsidiary of the Company if it is a member of any unbroken chain of corporations beginning with the Company, provided that each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.	Adjustment in Option Shares:

In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

6.	Privilege of Stock Ownership:

The holder of this option will not have any rights of a shareholder with respect to the Optioned Shares until such individual has exercised the option, paid the Exercise Price and been issued a stock certificate for the purchased shares.

7.	Manner of Exercising Option:

(a)

In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, you (or in the case of exercise after your death, your executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i)	Provide the Secretary of the Company with written notice of such exercise, specifying the number of Optioned Shares with respect to which the option is being exercised,

(ii)

pay the Exercise Price for the purchased Optioned Shares in one or more of the following alternative forms:(A) full payment in cash or by check payable to the Company’s order; (B) full payment in shares of Common Stock of the Company held for at least six months and valued at fair market value on the exercise date (as such terms are defined below); (C) full payment in combination of shares of Common Stock of the Company held for at least six months and valued at fair market value on the exercise date and cash or check payable to the Company’s order; (D) payment effected as a “cashless exercise” through a broker-dealer sale and remittance procedure pursuant to which you (I) will provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate Exercise Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) will provide written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer; or, to the extent the administrator of the Plan (the “Plan Administrator”) specifically authorizes such method of payment at the time of exercise, (E) payment by a full-recourse promissory note. Any such promissory note authorized by the Plan Administrator will be substantially in the form approved by the Plan Administrator, will bear interest at the minimum per annum rate necessary to avoid the imputation of interest income to the company and compensation income to you under the Federal tax laws and will become due in full (in one or more consecutive annual installments measured from the execution date of the note) not later than the Expiration Date of this option. Payment of the note will be secured by the pledge of the purchased shares, and the pledged shares will be released only as the note is paid and

(iii)	Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than you, have the right to exercise this option.

(b) For purposes of Subsection 7 (a) hereof, the fair market value per share of Common Stock on any relevant date will be determined in good faith at the time of grant of such option by decision of the Committee and the exercise date will be the date on which you exercise this option in compliance with the provisions of Subsection 7 (a). In the case of an incentive option granted to any person then owning more than 10 percent of the voting power of all classes of the Company’s stock, the purchase price per share of the stock subject to option shall be not less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

(c) In no event may this option be exercised for any fractional share.

8.	Investment Representation:

Upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an option a written representation that the Optioned Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

9.	Compliance with Laws and Regulations:

The exercise of this option and the issuance of Optioned Shares upon such exercise will be subject to compliance by the Company and by you with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Common Stock may be listed at the time of such exercise and issuance.

The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such share under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

In connection with the exercise of this option, you will execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

10.	Restrictive Legends:

If and to the extent any Optioned Shares acquired under this option are not registered under the Securities Act of 1933, the stock certificates for such Optioned Shares will be endorsed with restrictive legends, including (without limitation) the following: “The Shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a no action letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) an opinion of counsel to the Company that registration under such Act is not required with respect to such sale or offer.”

11.	Successors and Assigns:

Except to the extent otherwise provided in Section 1, the provisions of this Agreement will inure to the benefit of, and be binding upon your successors, administrators, heirs, legal representatives and assigns and successors and assigns of the Company.

12.	Amendment or Discontinuance of the Plan:

The Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that, subject to provisions of Section 5, no action of the Board may permit the granting of any option at an option price less than fair market value of the common stock of the Company on the date the option is granted, without the written consent of any optionee. No amendment, discontinuance or termination of the Plan shall alter or impair any option previously granted to the optionee under the Plan.

13.	No Employment or Consulting Contract:

Nothing in this Agreement or in the Plan will confer upon you any right to continue in the employ or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining you) or you, which rights are hereby expressly reserved by each, to terminate your employee or consultant status as the case may be, at any time for any reason whatsoever, with or without cause.

14.	Notices:

Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to you will be in writing and addressed to you at the address indicated below your signature line herein. All notices will be deemed to be given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15.	Construction:

This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Any dispute regarding the interpretation of this Agreement will be submitted to the Plan Administrator for resolution. The decision of the Plan Administrator will be final, binding and conclusive.

16.	Governing Law:

The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of New York.

17.	Limitation:

Incentive stock options shall not be granted under this Plan, which first become exercisable in any calendar year and which permit the optionee to purchase shares of the Company having an aggregate value in excess of $100,000, determined at the time of the grant of the options. No optionee may exercise incentive stock options during a calendar year for the purchase of shares having an aggregate fair market value (determined at the time of the grant of the options) exceeding $100,000 except and to the extent that such options were first exercisable in preceding calendar years.

18.	Additional Terms Applicable to a Non-Statutory Stock Option:

In the event this option is a non-statutory stock option, you hereby agree to make appropriate arrangements with the Company or subsidiary thereof by which you are employed or retained for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

The Hain Celestial Group, Inc.

By:
Ira J. Lamel
Chief Financial Officer

Dated:

I hereby agree to be bound by the terms and conditions of this Agreement and the Plan.

By:

Dated: